EX‑35.12

(logo) WELLS FARGO	Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045 Tel: 410 884 2000 Fax: 410 715 2380

Deutsche Mortgage & Asset Receiving Corporation

60 Wall Street

New York, NY 10005

RE:  Annual Statement of Compliance

The undersigned, a duly authorized officer of Wells Fargo Bank, N.A., as Certificate Administrator and Paying Agent for the Myrtle Beach Marriott Resort & Spa Loan Combination (in such capacities, “Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2014  (the “reporting period”):

1.      A review of Wells Fargo’s activities during the reporting period and of its performance under the applicable servicing agreement(s) listed on Schedule A hereto (the “Servicing Agreement(s)”) has been made under my supervision; and

2.      To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout the reporting period, except as noted on Schedule B.

March 23, 2015

\s\ Brian Smith

Brian Smith

Vice President

To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule A

List of Servicing Agreement(s) and Series

Pooling and Servicing Agreement dated as of December 1, 2014 by and among DEUTSCHE MORTGAGE & ASSET RECEIVING CORPORATION, as Depositor, KEYBANK NATIONAL ASSOCIATION, as Master Servicer, MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION, as Special Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee Certificate Administrator, Paying Agent and Custodian, and PENTALPHA SURVEILLANCE LLC, as Operating Advisor for COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates relating to the Myrtle Beach Marriott Resort & Spa Loan Combination, a pari passu portion of which is included in the Series COMM 2014-LC17 Commercial Mortgage Pass-Through Certificates transaction.

To:  Deutsche Mortgage & Asset Receiving Corporation

Schedule B

Material Non-Compliance with Servicing Obligations

Not Applicable